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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated February 4, 2002, with respect to the consolidated financial statements of Goodrich Corporation and subsidiaries included in its Current Report on Form 8-K filed with the Securities and Exchange Commission for the three years ended December 31, 2000, in the following Registration Statements and in the related
Prospectuses:

Registration
  Number                  Description of Registration Statement                           Filing Date
------------              -------------------------------------                           -----------
  33-20421                The B.F. Goodrich Company Key Employees'                        March 1, 1988
                          Stock Option Plan - Form S-8

  2-88940                 The B.F. Goodrich Company Retirement Plus                       April 28, 1989
                          Savings Plan - Post-Effective Amendment
                          No. 2 to Form S-8

  33-29351                The Rohr Industries, Inc. 1988 Non-Employee                     June 19, 1989
                          Director Stock Option Plan - Form S-8

  33-49052                The B.F. Goodrich Company Key Employees'                        June 26, 1992
                          Stock Option Plan - Form S-8

  33-59580                The B.F. Goodrich Company Retirement                            March 15, 1993
                          Plus Savings Plan for Wage Employees - Form S-8

  333-03293               The B.F. Goodrich Company                                       May 8, 1996
                          Stock Option Plan - Form S-8

  333-03343               Common Stock - Form S-3                                         May 8, 1996

  333-19697               The B.F. Goodrich Company Savings                               January 13, 1997
                          Benefit Restoration Plan - Form S-8

  333-53877               Pretax Savings Plan for the Salaried Employees                  May 29, 1998
                          of Rohr, Inc. (Restated 1994) and Rohr, Inc. Savings
                          Plan for Employees Covered by Collective Bargaining
                          Agreements (Restated 1994) - Form S-8

  333-53879               Directors' Deferred Compensation Plan - Form S-8                May 29, 1998

  333-53881               Rohr, Inc. 1982 Stock Option Plan,                              May 29, 1998
                          Rohr, Inc. 1989 Stock Incentive Plan and
                          Rohr, Inc. 1995 Stock Incentive Plan - Form S-8

  333-74987               5 1/4% Convertible Preferred Securities Term Income             March 24, 1999
                          Deferrable Equity Securities - Form S-3

  333-76297               Coltec Industries Inc. 1992 Stock Option Plan                   April 14, 1999
                          Coltec Industries Inc. 1994 Stock Option Plan for
                          Outside Directors - Form S-8

  333-77023               The B.F. Goodrich Company Stock Option                          April 26, 1999
                                  Plan - Form S-8



                                       /s/   ERNST & YOUNG LLP

Charlotte, North Carolina
February 11, 2002